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                                  Exhibit 1


                            JOINT FILING AGREEMENT


        In accordance with Rule 13d-1(f) under the Securities Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, of Builders Warehouse Association, Inc., and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 30th day of August, 1996.

                                Eligrant, Inc.

                                By:  /s/ William Shimanek
                                     --------------------
                                         William Shimanek
                                         President

                                Daniel Asher

                                /s/ Daniel Asher
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